                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               NBD Bancorp, Inc.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


               Delaware                                     38-1984850
----------------------------------------          ------------------------------
(State of incorporation or organization)                 (I.R.S. employer
                                                        identification no.)

           611 Woodward Avenue
            Detroit, Michigan                                     48226
----------------------------------------------            ----------------------
(Address of principal executive offices)                        (Zip code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                                       Name of each exchange
     Title of each class                                on which each class
     to be so registered                                is to be registered
     -------------------                               ---------------------

     Common Stock, $1 par value                        Chicago Stock Exchange
                                                       Pacific Stock Exchange

     Preferred Stock with Cumulative
          and Adjustable Dividends,
          Series B ($100 Stated Value),
          no par value                                 New York Stock Exchange

     Preferred Stock with Cumulative
          and Adjustable Dividends,
          Series C ($100 Stated Value),
          no par value                                 New York Stock Exchange

     Depositary Shares, each representing a
          one-twenty-fifth interest in a
          share of 8.45% Cumulative
          Preferred Stock, Series E
          ($625 Stated Value), no par value            New York Stock Exchange

     Depositary Shares, each representing
          one-hundredth of a share of
          5 3/4% Cumulative
          Convertible Preferred Stock, Series B
          ($5000 Stated Value), no par value           New York Stock Exchange


     8 1/2% Notes Due June 1, 1998                     New York Stock Exchange

     5 1/2% Exchangeable Notes Due February 15, 1997   New York Stock Exchange

--------------------------------------------------------------------------------

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

     Title of each class to be so registered
     ---------------------------------------

     8.45% Cumulative Preferred Stock, Series E ($625 Stated Value), no par value

     5 3/4% Cumulative Convertible Preferred Stock, Series B ($5,000 Stated Value), no par value

Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

          A description of the Registrant's Common Stock, $1 par value (the "Common Stock") is contained in NBD's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description, and is also contained under the caption "Description of NBD Capital Stock--NBD Common Stock" set forth in the Registrant's Joint Proxy Statement--Prospectus dated September 18, 1995 (the "Prospectus"), filed as part of the Registrant's Registration Statement on Form S-4 (Registration No. 33-62713), which descriptions are incorporated herein by reference.

          A description of the Registrant's Preferred Stock with Cumulative and Adjustable Dividends, Series B ($100 Stated Value), no par value, is contained in the Prospectus under the captions "Description of New Preferred Stock--General" and "--New Series B Preferred Stock", which description is incorporated herein by reference.

          A description of the Registrant's Preferred Stock with Cumulative and Adjustable Dividends, Series C ($100 Stated Value), no par value, is contained in the Prospectus under the captions "Description of New Preferred Stock--General" and "--New Series C Preferred Stock", which description is incorporated herein by reference.

          A description of the Registrant's 8.45% Cumulative Preferred Stock, Series E ($625 Stated Value), no par value, and the Depositary Shares representing a one-twenty-fifth interest in such Preferred Stock is contained in the Prospectus under the captions "Description of New Preferred Stock--General" and "--New Series E Preferred Stock", which description is incorporated herein by reference.

          A description of the Registrant's 5 3/4% Cumulative Convertible Preferred Stock, Series B ($5000 Stated Value), no par value, and the Depositary Shares representing a one-hundredth interest in such Preferred Stock is contained in the Prospectus under the captions "Description of New Preferred Stock--General" and "--New Convertible Preferred Stock", which description is incorporated herein by reference.

          A description of the Registrant's 8 1/2% Notes Due June 1, 1998 is contained in the Prospectus Supplement dated May 13, 1986 to the Prospectus dated April 29, 1986, filed as part of the Registration Statement of First Chicago Corporation on Form S-3 (Registration No. 33-4681), which description is incorporated herein by reference.

          A description of the Registrant's 5 1/2% Notes Due February 15, 1997 is contained in the Prospectus Supplement dated February 8, 1994 to the Prospectus dated November 4, 1993, filed as part of the Registration Statement of First Chicago Corporation on Form S-3 (Registration No. 33-65904), which description is incorporated herein by reference.



Item 2.  Exhibits
         --------

      (1) Restated Certificate of Incorporation of NBD Bancorp, Inc. ("NBD") (incorporated by reference to Exhibit 3 to NBD's Annual Report on Form 10-K for the year ended December 31, 1993).

      (2) Amended By-laws of NBD (incorporated by reference to Exhibit 3(i) to NBD's Registration Statement on Form S-4 (No. 33-62713)).

      (3) Form of Proposed Amended and Restated Certificate of Incorporation for First Chicago NBD Corporation (incorporated by reference to
           Exhibit 3(ii) to NBD's Registration Statement on Form S-4 (No. 33-62713)).

      (4) Form of Certificate of Designation, Preferences, Rights and Limitations relating to the Preferred Stock with Cumulative and Adjustable Dividends, Series B ($100 Stated Value), no par value (incorporated by reference to Exhibit 4(c) to NBD's Registration Statement on Form S-4 (No. 33-62713)).

      (5) Form of Certificate of Designation, Preferences, Rights and Limitations relating to the Preferred Stock with Cumulative and Adjustable Dividends, Series C ($100 Stated Value), no par value (incorporated by reference to Exhibit 4(d) to NBD's Registration Statement on Form S-4 (No. 33-62713)).

      (6) Form of Certificate of Designation, Preferences, Rights and Limitations relating to the 8.45% Cumulative Preferred Stock, Series E ($625 Stated Value), no par value (incorporated by reference to Exhibit 4(e) to NBD's Registration Statement on Form S-4 (No. 33-62713)).

      (7) Form of Certificate of Designation, Preferences, Rights and Limitations relating to the 5 3/4% Cumulative Convertible Preferred Stock, Series B ($5000 Stated Value), no par value (incorporated by reference to Exhibit 4(f) to NBD's Registration Statement on Form S-4 (No. 33-62713)).

      (8) Deposit Agreement relating to the 5 3/4% Cumulative Convertible Preferred Stock, Series B (incorporated by reference to Exhibit 4(k) to First Chicago Corporation's Registration Statement on Form S-3 (No. 33-51408) as filed on First Chicago Corporation's Current Report on Form 8-K dated March 5, 1993).

      (9) Deposit Agreement relating to the 8.45% Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 4(h) to First Chicago Corporation's Registration Statement on Form S-3 (No. 33-51408) as filed on First Chicago Corporation's Current Report on Form 8-K dated November 13, 1992).

      (10) Form of Indenture dated as of April 1, 1986, by and between First Chicago Corporation and Chemical Bank (Delaware), as Trustee (incorporated by reference to Exhibit 4(a) to First Chicago Corporation's Registration Statement on Form S-3 (No. 33-4681)).

      (11) Form of First Supplemental Indenture dated as of December 1, 1995, between First Chicago NBD Corporation and Chemical Bank (Delaware), as Trustee.

      (12) 8 1/2% Note Due June 1, 1998 (incorporated by reference to Exhibit 1 to First Chicago Corporation's Form 8-A dated May 15, 1986 (File No. 1-6052)).

      (13) Form of Indenture dated as of May 1, 1990, between First Chicago Corporation and Norwest Bank Minnesota, National Association, as Trustee (incorporated by reference to Exhibit 4(c) to First Chicago Corporation's Registration Statement on Form S-3 (No. 33-34988)).

      (14) Form of First Supplemental Indenture, dated as of February 1, 1994, between First Chicago Corporation and Norwest Bank Minnesota, National Association, as Trustee (incorporated by reference to Exhibit 2 to First Chicago Corporation's Form 8-A/A (Amendment No. 1) dated February 9, 1994 (File No. 1-6052)).

      (15) Form of Second Supplemental Indenture, dated as of December 1, 1995, between First Chicago NBD Corporation and Norwest Bank Minnesota, National Association, as Trustee.

      (16) Form of 5 1/2% Exchangeable Note Due February 15, 1997 (incorporated by reference to Exhibit 3 to First Chicago Corporation's Form 8-A/A (Amendment No. 1) dated February 9, 1994 (File No. 1-6052)).

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       NBD BANCORP, INC.


                                       By:   /s/ Daniel T. Lis
                                           _____________________________________
                                             Name: Daniel T. Lis
                                             Title: Senior Vice President
                                                     and Secretary


Date:  November 20, 1995

                                 EXHIBIT INDEX


Exhibit Number Description
-------------- -----------

(1)            Restated Certificate of Incorporation of NBD Bancorp, Inc.
               ("NBD") (incorporated by reference to Exhibit 3 to NBD's Annual Report on Form 10-K for the year ended December 31, 1993).

(2) Amended By-laws of NBD (incorporated by reference to Exhibit 3(i) to NBD's Registration Statement on Form S-4 (No. 33-62713)).

(3) Form of Proposed Amended and Restated Certificate of Incorporation for First Chicago NBD Corporation (incorporated by reference to Exhibit 3(ii) to NBD's Registration Statement on Form S-4 (No. 33-62713)).

(4) Form of Certificate of Designation, Preferences, Rights and Limitations relating to the Preferred Stock with Cumulative and Adjustable Dividends, Series B ($100 Stated Value), no par value (incorporated by reference to Exhibit 4(c) to NBD's Registration Statement on Form S-4 (No. 33-62713)).

(5) Form of Certificate of Designation, Preferences, Rights and Limitations relating to the Preferred Stock with Cumulative and Adjustable Dividends, Series C ($100 Stated Value), no par value (incorporated by reference to Exhibit 4(d) to NBD's Registration Statement on Form S-4 (No. 33-62713)).

(6) Form of Certificate of Designation, Preferences, Rights and Limitations relating to the 8.45% Cumulative Preferred Stock, Series E ($625 Stated Value), no par value (incorporated by reference to Exhibit 4(e) to NBD's Registration Statement on Form S-4 (No. 33-62713)).


(7) Form of Certificate of Designation, Preferences, Rights and Limitations relating to the 5 3/4% Cumulative Convertible Preferred Stock, Series B ($5000 Stated Value), no par value (incorporated by reference to Exhibit 4(f) to NBD's Registration Statement on Form S-4 (No. 33-62713)).

(8) Deposit Agreement relating to the 5 3/4% Cumulative Convertible Preferred Stock, Series B (incorporated by reference to Exhibit 4(k) to First Chicago Corporation's Registration Statement on Form S-3 (No. 33-51408) as filed on First Chicago Corporation's Current Report on Form 8-K dated March 5, 1993).

(9) Deposit Agreement relating to the 8.45% Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 4(h) to First Chicago Corporation's Registration Statement on Form S-3 (No. 33-51408) as filed on First Chicago Corporation's Current Report on Form 8-K dated November 13, 1992).

(10) Form of Indenture dated as of April 1, 1986, by and between First Chicago Corporation and Chemical Bank (Delaware), as Trustee (incorporated by reference to Exhibit 4 (a) to First Chicago Corporation's Registration Statement on Form S-3 (No. 33-4681)).

(11) Form of First Supplemental Indenture dated as of December 1, 1995, between First Chicago NBD Corporation and Chemical Bank (Delaware), as Trustee.

(12) 8 1/2% Note Due June 1, 1998 (incorporated by reference to Exhibit 1 to First Chicago Corporation's Form 8-A dated May 15, 1986 (File No. 1-6052)).

(13) Form of Indenture dated as of May 1, 1990, between First Chicago Corporation and Norwest Bank Minnesota, National Association, as Trustee (incorporated by reference to Exhibit 4(c) to First Chicago Corporation's Registration Statement on Form S-3 (No. 33-34988)).

(14) Form of First Supplemental Indenture, dated as of February 1, 1994, between First Chicago Corporation and Norwest Bank Minnesota, National Association, as Trustee (incorporated by reference to Exhibit 2 to First Chicago Corporation's Form 8-A/A (Amendment No. 1) dated February 9, 1994 (File No. 1-6052)).

(15) Form of Second Supplemental Indenture, dated as of December 1, 1995, between First Chicago NBD Corporation and Norwest Bank Minnesota, National Association, as Trustee.

(16) Form of 5 1/2% Exchangeable Note Due February 15, 1997 (incorporated by reference to Exhibit 3 to First Chicago Corporation's Form 8-A/A (Amendment No. 1) dated February 9, 1994 (File No. 1-6052)).

                                      -8-